MAJORITY STOCKHOLDERS' AGREEMENT

                MAJORITY STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of March 8, 1996, by and among Financial Services Acquisition Corporation, a Delaware corporation ("FSAC"), EBIC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of FSAC ("Sub") and Welsh, Carson, Anderson & Stowe, VI, L.P., a Delaware limited partnership ("WCAS VI").

                WHEREAS, FSAC, Sub and Euro Brokers Investment Corporation, a Delaware corporation ("EBIC"), concurrently with the execution and delivery of this Agreement will enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), provid-ing for, among other things, the merger (the "Merger") of Sub with and into EBIC, as a result of which the outstanding shares of Common Stock, par value $.001 per share ("EBIC Common Stock"), of EBIC will be converted into the right to receive (x) Common Stock, par value $.001 per share, of FSAC, (y) Series B Redeemable Common Stock Pur-chase Warrants of FSAC and (z) cash, without interest;

                WHEREAS, as of the date hereof, WCAS VI owns (either beneficially or of record) 850,884 shares of EBIC Common Stock;

                WHEREAS, concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to FSAC and Sub's willingness to enter into the Merger Agreement, FSAC, Sub and WCAS VI are entering into this Agreement with respect to, among other things, the making of certain representations and certain agreements by WCAS VI in connection with the Merger and the trans-actions contemplated thereby.

                NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

                Defined terms used in this Agreement without separate definition shall, unless otherwise noted, have the meaning ascribed to such terms in the Merger Agreement. Each of the parties hereto acknowledges receipt and review of a copy of the Merger Agreement.

                                     ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF WCAS VI

                WCAS VI represents and warrants to each of FSAC and Sub as follows:

                Section 2.1. Organization. WCAS VI is a limited partner-ship duly organized and validly existing under the laws of the State of Delaware. The sole general partner of WCAS VI is WCAS VI Partners, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware, and the general partners of WCAS
      VI Partners, L.P. are the individuals identified on a separate list heretofore furnished by WCAS VI to FSAC.

                Section 2.2.   Authority Relative to this Agreement.
      WCAS VI has the requisite partnership power and authority to execute and deliver this Agreement and all Related Agreements and other agreements to be executed by it as contemplated by the Merger Agree-ment (collectively, the "WCAS Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the WCAS Documents and the consum-mation by WCAS VI of the transactions contemplated on its part hereby and thereby, have been duly authorized by WCAS VI Partners, as the general partner of WCAS VI, and no other partnership proceedings on the part of WCAS VI are necessary to authorize this Agreement or any WCAS Documents or for WCAS VI to consummate the transactions contemplated hereby or thereby. Each of this Agreement and all WCAS Documents has been duly and validly executed and delivered by WCAS VI and constitutes a valid and binding agreement of WCAS VI, enforceable against WCAS VI in accordance with its respective terms.

                Section 2.3. Consents; No Violations. Neither the execu-tion, delivery and performance by WCAS VI of this Agreement nor any WCAS Documents, nor the consummation by WCAS VI of the transactions contemplated hereby or thereby, will (i) conflict with or result in any breach of any provisions of the partnership agreement or other organizational documents of WCAS VI, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancel-lation or acceleration) under, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any Con-tract to which WCAS VI is a party, (iii) require the consent from or the giving of notice to a third party pursuant to, the terms, condi-tions or provisions of any such Contract, or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to WCAS VI.

                Section 2.4.   Approvals.  Except as set forth in Schedule
      4.8 to the Merger Agreement, no filing with, or a permit, authoriza-tion, notification, consent or approval of, any Governmental Entity is required or necessary for (i) the valid execution, delivery and performance by WCAS VI of this Agreement and all WCAS Documents or
      (ii) the consummation by WCAS VI of the transactions contemplated hereby or thereby.

                Section 2.5. Information in Disclosure Documents and Registration Statement. None of the information to be supplied by WCAS VI with respect to itself for inclusion in (i) the Registration Statement or (ii) the Proxy Statements, will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time or, in the case of the Proxy Statements or any amend-ments thereof or supplements thereto, at the time of the mailing of the Proxy Statements and any amendments or supplements thereto, and at the time of the meeting of stockholders of EBIC to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                Section 2.6. 1994 Stock Acquisition. In connection with the Stock Purchase Agreement, dated as of May 10, 1994, among EBIC, WCAS VI and certain others (the "Stock Purchase Agreement"), and the transactions contemplated thereby, the following events have hereto-fore occurred or will occur prior to the Closing of the Merger (de-fined terms used in the balance of this Section 2.6 shall have the meanings assigned to them in the Stock Purchase Agreement): (i) the termination of the Stockholders Agreement, the Pledge Agreement, the Escrow Agreement (without having effected the Recapitalization and without EBIC or its Subsidiaries having incurred any liability, in connection therewith, whether to its debt or equity holders or other-
      wise), the Note Purchase Agreement and the agreements listed on
      Schedule 4.02(d) to the Stock Purchase Agreement, (ii) the release and termination of all security interests held by WCAS VI in the assets of EBIC and its Subsidiaries (including by the filing of UCC-3 financing statements in the jurisdictions listed on Schedule 4.02(c) to the Stock Purchase Agreement) and (iii) the delivery to EBIC of all of the notes and stock certificates listed on Schedule 4.02(e) to the Stock Purchase Agreement, together with stock powers and other transfer forms, as applicable, duly executed in blank.

                Section 2.7. Brokers. No broker, finder or financial advisor has acted on behalf of WCAS VI in connection with this Agree-ment or the Merger, and there are no brokerage, finder's or other fees or commissions payable in connection with this Agreement or the Merger based upon any arrangements made by or on behalf of WCAS VI.

                                    ARTICLE III

                        COVENANTS AND AGREEMENTS OF WCAS VI

                WCAS VI covenants and agrees with each of FSAC and Sub as follows:

                Section 3.1. No Solicitation. Prior to the Effective Time, WCAS VI agrees that neither it, nor any of its directors, partners, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving EBIC, or any of its Subsidiaries, or the acquisition of all or any significant assets or any capital stock of EBIC (including any of the shares of EBIC Common Stock held by WCAS VI), or any of its Subsidiar-ies (an "Acquisition Transaction"), or negotiate, explore or otherwise engage in substantive discussions with any person (other than FSAC, EBIC and their respective representatives) with respect to any Acqui-sition Transaction or enter into any agreement, arrangement or under-standing with respect to (or consummate) any such Acquisition Transac-tion or which would require EBIC to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement. WCAS VI agrees to immediately advise FSAC in writing of any inquiries or proposals (or desire to make a proposal) received by (or indicated to), any such information requested from, or any such negotiations or discussions sought to be initiated or contin-ued with, any of it, its Subsidiaries, or any of the respective directors, partners, officers, employees, agents or representatives of the foregoing, in each case from a person (other than FSAC, EBIC and their respective representatives) with respect to an Acquisition Transaction, and the terms thereof, including the identity of such third party, and to update on an ongoing basis or upon FSAC's request, the status thereof.

                Section 3.2. Reasonable Efforts. Subject to the terms and conditions herein provided, WCAS VI hereby agrees to use its reason-able efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Merger Agreement and the Related Agreements to which it is a party, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings required to be obtained by WCAS VI. Without limiting the generality of the foregoing, as promptly as practicable, WCAS VI (in conjunction with EBIC, FSAC and Sub as provided in the Merger Agreement) shall (i) make all filings and submissions under the HSR Act as may be reason-ably required to be made by it in connection with this Agreement, the Merger Agreement, the Related Agreements and the transactions contem-plated hereby and thereby; and (ii) make all filings and submissions as may be reasonably required to be made by it in connection with this Agreement, the Merger Agreement, the Related Agreements and the transactions contemplated hereby and thereby to or with any of the Commodity Futures Trading Commission, the NFA, the Bank, The SFA, the Ontario Securities Commission, the IDAC, the HKFE, the Bank of Japan and the Ministry of Finance (Japan). WCAS VI will furnish to FSAC and Sub, and FSAC and Sub will furnish to WCAS VI, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. WCAS VI will provide FSAC and Sub, and FSAC and Sub will provide WCAS VI, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated in the Merger Agreement and this Agreement. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall treat and hold in confidence all non-public information so provided or shared with the other.

                Section 3.3. Public Announcements. WCAS VI agrees that it will not issue or cause to be issued any press release or otherwise make any public statement with respect to this Agreement, the Merger Agreement, the Related Agreements or the transactions contemplated hereby or thereby without the prior consent of FSAC, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if
      (i) the disclosure is required by Applicable Law and (ii) WCAS VI has first used its reasonable efforts to consult with FSAC about the form and substance of such disclosure.

                Section 3.4. Supplemental Disclosure. Until the Effective Time, WCAS VI shall give prompt notice to FSAC of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (i) any representation or warranty of WCAS VI contained in this Agreement to be untrue or inaccurate or (ii) any covenant or agreement of WCAS VI contained in this Agreement not to be complied with or satisfied; provided, however, that the delivery of any notice pursuant to this Section 3.4 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of the Merger Agreement or otherwise limit, offset or otherwise affect any remedies available to any party.

                                     ARTICLE IV

                                    TERMINATION

                Section 4.1. Termination. This Agreement shall automati-cally terminate upon any termination of the Merger Agreement, without the requirement of any further action by any party hereto.

                                     ARTICLE V

                                 GENERAL PROVISIONS

                Section 5.1. Survival of Representations and Warranties. All representations and warranties made by WCAS VI in this Agreement shall survive the Effective Time and shall terminate at the close of business on the day which is 12 months after the Effective Time.

                Section 5.2. Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of FSAC and WCAS VI with respect to any of the terms contained herein.

                Section 5.3. Waiver. At any time prior to the Effective Time, FSAC and Sub, on the one hand, and WCAS VI, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the repre-sentations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

                Section 5.4. Investigations. The representations and warranties of WCAS VI contained herein shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

                Section 5.5. Notices. All notices and other communica-tions hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if person-ally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                     (a)  If to FSAC or Sub, to:

                          Financial Services Acquisition
                            Corporation
                          667 Madison Avenue
                          11th Floor
                          New York, NY  10021
                          Attention:  Gilbert Scharf

                          Telecopy:   (212) 246-1514

                          with copies to:

                          Skadden, Arps, Slate, Meagher & Flom
                          919 Third Avenue
                          New York, New York  10022
                          Attention:  Roger Schwed, Esq.

                          Telecopy:   (212) 735-2000

                     (b)  if to WCAS VI to:

                          Welsh, Carson, Anderson
                            & Stowe VI, L.P.
                          One World Financial Center
                          Suite 3601
                          New York, NY  10281
                          Attention:  Patrick Welsh

                          Telecopy: (212) 945-2016

                          with a copy to:

                          Reboul, MacMurray, Hewitt,
                            Maynard & Kristol
                          45 Rockefeller Plaza
                          New York, NY  10111
                          Attention:  William J. Hewitt, Esq.

                          Telecopy:   (212) 841-5725

                Section 5.6. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                Section 5.7. Entire Agreement; Assignment. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that FSAC or Sub may assign its rights and obligations hereunder to a direct or indi-rect subsidiary of FSAC, but no such assignment shall relieve FSAC or Sub, as the case may be, of its obligations hereunder.

                Section 5.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

                Section 5.9. Severability. The provisions of this Agree-ment shall be deemed severable and the invalidity or unenforceability of any provisions hereof shall not affect the validity and enforce-ability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstances, is invalid or unenforceable, (i) a suitable and equita-ble provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                Section 5.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.


                     IN WITNESS WHEREFORE, each of FSAC, Sub, and WCAS VI has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                      FINANCIAL SERVICES ACQUISITION
                                        CORPORATION

                                      By: /s/ Gilbert Scharf
                                         Name:   Gilbert Scharf
                                         Title:  Chairman, President and
                                                 Chief Executive Officer

                                      EBIC ACQUISITION CORP.

                                      By: /s/ Gilbert Scharf
                                         Name:   Gilbert Scharf
                                         Title:  Chairman and President

                                      WELSH, CARSON, ANDERSON & STOWE
                                        VI, L.P.

                                      By WCAS VI Partners, L.P.,
                                        General Partner

                                      By: /s/ Patrick J. Welsh
                                         Name:
                                         Title: